UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Debt Conversion Agreement

On January 15, 2025, Mangoceuticals, Inc. (the “Company”, “we” and “us”) entered into a Debt Conversion Agreement (the “Debt Conversion Agreement”) with Mill End Capital Ltd. (“Mill End”), which entity was owed $150,000 from the Company pursuant to that certain outstanding Promissory Note dated October 18, 2024 (the “Promissory Note”), originally issued to Cohen Enterprises, Inc., which is owned and controlled by Jacob Cohen, our Chief Executive Officer and Chairman (“Cohen Enterprises”), and acquired by Mill End from Cohen Enterprises on December 13, 2024, for $150,000.

Pursuant to the Debt Conversion Agreement, the Company and Mill End agreed to convert the entire $150,000 owed by the Company to Mill End under the Promissory Note (the “Converted Note”), into an aggregate of 100,000 shares of restricted common stock of the Company (the “Debt Conversion Shares”), based on an agreed conversion price of $1.50 per share.

Pursuant to the Debt Conversion Agreement, which included customary representations and warranties of the parties, Mill End agreed that the shares of common stock issuable in connection therewith were in full and complete satisfaction of amounts owed under the Converted Note.

The foregoing summary of the terms of the Debt Conversion Agreement is not complete and is qualified in its entirety by reference to the full text of the Debt Conversion Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated in this Item 1.01 by reference in its entirety.

Consulting Agreement

In connection with the appointment of Mr. Antonios Isaac as a member of the Board of Directors of the Company and as President of the Company, as discussed in greater detail in Item 5.02, below, the Company entered into a Consulting Agreement with Mr. Isaac on January 15, 2025 (the “Isaac Consulting Agreement”).

Pursuant to the Isaac Consulting Agreement, Mr. Isaac agreed to serve as the President of the Company and to provide services to the Company as reasonably requested during the term of the Isaac Consulting Agreement, which is 12 months. As consideration for the services to be provided by Mr. Isaac under the Isaac Consulting Agreement, the Company agreed to pay him $10,000 per month.

Pursuant to the Isaac Consulting Agreement, we agreed to reimburse Mr. Isaac’s expenses, subject to pre-approval for any expense greater than $500.

The Isaac Consulting Agreement may be terminated prior to the end of the term (i) with the mutual approval of the parties; (ii) with written notice by the non-breaching party, upon the breach of the agreement by the other party, and the failure to cure such breach within 30 days; or (iii) by Mr. Isaac, at any time, for any reason. The Company may also terminate Mr. Isaac’s position as President of the Company at any time, for any reason, which shall not operate as a termination of the Isaac Consulting Agreement, but shall only result in a termination of Mr. Isaac’s role as President of the Company. The Company may also immediately terminate the Isaac Consulting Agreement for Cause upon written notice of termination to Mr. Isaac, with the particular Cause being specified in such notice. With respect to a termination by the Company, “Cause” means any of the following in the Company’s reasonable judgment: (i) Mr. Isaac’s act or acts amounting to gross negligence or willful misconduct to the detriment of the Company; (ii) Mr. Isaac’s fraud or embezzlement of funds or property, or misappropriation involving the Company’s assets, business, customers, suppliers, or employees; (iii) Mr. Isaac’s failure to observe or perform any covenant, condition or provision of this Agreement; (iv) Mr. Isaac’s willful failure to comply with a lawful directive of the Company’s Board of Directors; (v) Mr. Isaac’s failure to comply with any of the Company’s written policies and procedures; or (vi) Mr. Isaac’s conviction of, or plea of guilty or nolo contendere to a felony.

The Isaac Consulting Agreement also contains standard assignment of inventions, indemnification and confidentiality provisions, subject to customary exceptions. Further, Mr. Isaac is subject to certain non-solicitation covenants during the term of the agreement and for 12 months thereafter.

Mr. Isaac is also eligible for discretionary equity bonuses and/or cash awards, from time to time in the discretion of the Compensation Committee and/or Board of Directors.

Mr. Isaac’s compensation under the Isaac Consulting Agreement may be increased from time to time, by the Compensation Committee, or the Board of Directors (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended Isaac Consulting Agreement.

The description of the Isaac Consulting Agreement is not complete and is qualified in its entirety by the full text of the Isaac Consulting Agreement, a copy of which is attached hereto as Exhibit 10.2, and which is incorporated by reference into this Item 5.02 in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information and disclosures set forth in Item 1.01 above are incorporated into this Item 3.02 by reference in their entirety. The Company claims an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of the Debt Conversion Shares, since the offer and sale of such shares did not involve a public offering and the recipient was an “accredited investor”. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

As described in greater detail in the Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission (SEC) on April 11, 2024 (the “April 2024 Form 8-K”), July 2, 2024 (the “July 2024 Form 8-K”), August 23, 2024 (the “August 2024 Form 8-K”) and September 27, 2024 (the “September 2024 Form 8-K”), the Company is party to a Securities Purchase Agreement dated April 4, 2024, and amended April 28, 2024 (as amended, the “SPA”), with an institutional accredited investor (the “Purchaser”), pursuant to which the Purchaser agreed to purchase 2,500 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) of the Company, and certain warrants.

The sale of a total of 1,000 shares of Series B Preferred Stock in a fourth closing under the SPA (the “Fourth Closing”), was subject to certain conditions to closing, of which 500 shares of Series B Preferred Stock were sold on August 22, 2024, as discussed in the August 2024 Form 8-K, and 250 shares of Series B Preferred Stock were sold on September 26, 2024, as discussed in the September 2024 Form 8-K.

On January 15, 2025, the Company sold the Purchaser the final 250 shares of Series B Preferred Stock (the “Final Fourth Closing Shares”) for $250,000 in connection with a partial and final closing of the Fourth Closing.

The Series B Preferred Stock each have an initial stated value of $1,100 per share, and as a result, the effective purchase price of the Series B Preferred Stock shares sold is a 10% discount to the stated value thereof.

The Company’s stockholders at the 2024 Annual Meeting of Stockholders held on June 17, 2024, approved the issuance of more than 19.99% of our outstanding common stock upon the conversion of the shares of Series B Preferred Stock sold under the SPA and upon the exercise of warrants sold under the SPA in accordance with Nasdaq Listing Rule 5635(d).

The rights and preferences of the Series B Preferred Stock are described in greater detail in the April 2024 Form 8-K and July 2024 Form 8-K, which description is incorporated by reference herein.

The issuance of the Final Fourth Closing Shares were exempt from registration pursuant to an exemption from registration provided by, Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient was (a) an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

If the 250 Final Fourth Closing Shares were converted in full, without factoring in any dividends which can be paid in-kind, a maximum of 183,333 shares of common stock would be due to the holder thereof, based on a floor price of $1.50 per share (see also Item 8.01, below).

If the other 2,520 outstanding shares of Series B Preferred Stock (when not taking into account the Final Fourth Closing Shares), were converted in full, without factoring in any dividends which can be paid in-kind, a maximum of 1,848,000 shares of common stock would be due to the holder thereof, based on a floor price of $1.50 per share (see also Item 8.01, below).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Director

On January 15, 2025, the Board of Directors of the Company, with the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, increased the number of members of the Board of Directors (the “Board”) of the Company from four (4) to five (5), and appointed Antonios Isaac as a member of the Board and as President of the Company, which appointments were effective the same day. Mr. Issac will serve as a member of the Board until the Company’s 2025 annual meeting of shareholders, until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

The Board of Directors determined that Mr. Isaac was not “independent” pursuant to the rules of the Nasdaq Capital Market, due to his position as President of the Company and Mr. Isaac was not appointed to any committees of the Board.

Mr. Isaac is not party to any material plan, contract or arrangement (whether or not written) with the Company, except for the Consulting Agreement (discussed and described above in Item 1.01), and there are no arrangements or understandings between Mr. Isaac and any other person pursuant to which Mr. Isaac was selected to serve as a director of the Company, nor is Mr. Isaac a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between any director or executive officer of the Company, including Mr. Isaac.

Biographical information for Mr. Isaac is provided below:

Antonios Isaac, age 70

Mr. Isaac has been a director of Alt5 Sigma (Nasdaq: ALTS), which operates a next generation blockchain platform, since May 2015, Chief Executive Officer of Alt5 Sigma since May 2016, and President of Alt5 Sigma since August 2024. Mr. Isaac served as Financial Planning and Strategist/Economist of Live Ventures Incorporated (Nasdaq: LIVE), a holding company for diversified businesses, from March 2012 to May 2015. He is the Chairman and Co-Founder of the Isaac Organization, a privately held investment company.

Mr. Isaac has invested in various companies, both private and public, from 1981 to the present. His specialty is negotiation and problem-solving in complex real estate and business transactions. Mr. Isaac has served as a director of Live Ventures Incorporated since December 2011. He graduated from Ottawa University in 1981, where he majored in Commerce, Business Administration, and Economics.

We have concluded that Mr. Isaac is well qualified to serve on our Board of Directors based upon his significant business experience and public company background and knowledge.

Item 8.01. Other Events.

As a result of the conversion of the Promissory Note, pursuant to the terms of the Debt Conversion Agreement, at a conversion price of $1.50 per share, the exercise price of those certain common stock warrants issued by the Company in connection with its December 2025 Series B Convertible Preferred Stock offering (warrants to purchase up to 1,650,000 shares of common stock with exercise prices from between $2.59 and $2.71 per share); and those certain common stock warrants to purchase 320,000 shares of common stock granted to the Purchaser in connection with the SPA (with an exercise price of $2.53 per share), were automatically re-priced pursuant to the anti-dilutive terms thereof, to have an exercise price equal to the Conversion Price of the Debt Conversion Agreement, $1.50 per share, effective upon the date of the Debt Conversion Agreement.

Additionally, as a result of the conversion of the Promissory Note, pursuant to the terms of the Debt Conversion Agreement, at a conversion price of $1.50 per share, the conversion price of the Company’s Series B Preferred Stock was automatically adjusted, pursuant to the designation of such Series B Preferred Stock, to have a conversion price of $1.50 per share, effective upon the date of the Debt Conversion Agreement.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Debt Conversion Agreement dated January 15, 2025, between Mangoceuticals, Inc. and Mill End Capital Ltd.
10.2*£	Consulting Agreement dated January 15, 2025, between Mangoceuticals, Inc. and Antonios Isaac
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

£ Represents management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: January 21, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer